                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 TRICARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 TRICARE, INC.
                     3353 PEACHTREE ROAD, N.E., SUITE 1000
                             ATLANTA, GEORGIA 30326

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 1995
                             ---------------------

To the Stockholders:

     The annual meeting of stockholders (the "Annual Meeting") of TriCare, Inc. will be held on Wednesday, May 10, 1995, at the Terrace Garden Hotel, 3405 Lenox Road, NE, Atlanta, Georgia 30326 at 9:00 a.m. local time for the following purposes:

          1. To elect a Board of Directors consisting of five members to hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

          2. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year ending December 31, 1995.

          3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Only stockholders of record at the close of business on March 27, 1995 shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly in the enclosed postage-paid envelope.

                                          By Order of the Board of Directors,


                                          RICHARD L. KLEIN
                                          ----------------
                                          RICHARD L. KLEIN
                                          Secretary

April 3, 1995

                                 TRICARE, INC.
                     3353 PEACHTREE ROAD, N.E., SUITE 1000
                             ATLANTA, GEORGIA 30326
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 10, 1995
                             ---------------------

                                    GENERAL

     This proxy statement and the accompanying form of proxy are being furnished to the stockholders of TriCare, Inc. (the "Company") on or about April 4, 1995 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 10, 1995 at 9:00 a.m. local time at the Terrace Garden Hotel, Atlanta, Georgia 30326 and any adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing a proxy bearing a later date; or (iii) appearing at the meeting and voting in person.

     Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) election of the five nominees as Directors; and
(ii) ratification of the selection of Arthur Andersen LLP to serve as the independent public accountants for the Company for fiscal 1995. The Board of Directors does not know of any other business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgement of the person or persons acting thereunder.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited in person or by telephone or telegram by Directors and officers of the Company who will not receive addition compensation for such services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so.

     Only holders of record of outstanding shares of Common Stock of the Company at the close of business on March 27, 1995 are entitled to notice of, and to vote at the meeting. Each stockholder is entitled to one vote for each share held on the record date. There were 17,533,454 shares of Common Stock outstanding and entitled to vote of March 27, 1995.

     When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of Directors, who are elected by a plurality of all votes cast. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner, and does not have discretionary power. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "For", "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such proposals, and the total number of votes cast "For" each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting by a stockholder on a proposal has the same effect as a vote "Against" such proposal. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved.

                             ELECTION OF DIRECTORS

     The Bylaws of TriCare currently provide that the Board of Directors shall consist of not less than one director, subject to increase or decrease in such number within legal limits by action of the Board of Directors or stockholders. There are presently five directors. With the exception of Mr. Caldwell, each of the nominees presently serves as a director of TriCare. Directors shall be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

     In the event that any nominee withdraws, or for any reason is unable to serve as a director, the proxies will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will proxies be voted for more than five nominees. Management of TriCare has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

DONALD L. LUCAS............  Mr. Lucas (age 65) has served as a director of
                               TriCare since December 1985 and has served as Chairman since August 1989. Mr. Lucas has been a venture capitalist for more than twenty-five years. Mr. Lucas serves on the boards of directors of Cadence Design Systems, Inc., Delphi Information Systems, Inc., ICOT Corporation, Kahler Corporation, Macromedia, Inc., Oracle Systems Corporation, Quantum Health Resources, Inc., Racotek, Inc. and TriCord Systems, Inc.

LARRY G. GERDES............  Mr. Gerdes (age 46) has served as Chief Executive
                               Officer of TriCare since May, 1993. Since 1991, Mr. Gerdes has been a general partner of Gerdes Huff Investments ("GHI"), an Atlanta based partnership which invests in predominantly southeastern based early to middle stage companies. For the five years prior to 1991 Mr. Gerdes held various executive positions with HBO & Company, a provider of information services to the healthcare industry, the last of which was Executive Vice President. Mr. Gerdes has served as a director of TriCare since June 1985. Mr. Gerdes also serves as a director of Delphi Information Systems, Inc.

GEORGE C. CALDWELL.........  Mr. Caldwell (age 64) is the President Emeritus of
                               Lutheran General HealthSystem in Park Ridge,
                               Illinois. Mr. Caldwell served as President and Chief Executive Officer of Lutheran General Health Care System from 1979 to 1989. Prior to 1979, Mr. Caldwell served as the President and Chief Executive Officer of The Greater Southeast Community Hospital Foundation of Washington, D.C., and as President and Chief Executive Officer of Lake Forest Hospital, Lake Forest, Illinois. Mr. Caldwell is presently the Chairman of The Collier Company, a health care consulting company in Chicago, Illinois. Mr. Caldwell serves on boards and advisory boards for several companies involved in the health care industry.

WALTER S. HUFF, JR.........  Mr. Huff (age 60) was the founder of HBO & Company, a provider of information services to the healthcare industry and served as Chairman from 1974 until 1990 and Chief Executive Officer from 1974 to 1984 and 1986 until 1989. Since 1990 Mr.
                               Huff has been a private investor. In addition, he has been a general partner of GHI since 1991. Mr. Huff has served as a director of TriCare since October 1993.

CHARLES E. THOELE..........  Mr. Thoele (age 60) has been a consultant to and director of Sisters of Mercy Health Systems since February 1991. From July 1986 to January 1991, he served as the Chief Operating Officer of Sisters of Mercy Health Systems. Mr. Thoele is a director of HBO & Company. Mr. Thoele has served as a director of TriCare since October 1993.

     Directors are elected annually to serve until the next annual meeting of stockholders or until their successors are elected and qualified. In the seven months ended December 31, 1994, directors who are not executive officers of the Company were not paid cash fees. The Board commenced paying cash fees to directors who are not executive officers of TriCare in fiscal 1995 in the amount of $8,000 per annum. Each person who first becomes a non-employee director is granted, as of the date such person becomes a director of TriCare, an option to purchase 10,000 shares of TriCare's Common Stock. In addition, each non-employee director will be granted an option to purchase 6,000 shares of the TriCare's Common Stock, except the Chairman who will be granted an option to purchase 9,000 shares upon election or reelection at the annual stockholders' meeting provided they have served on the board a minimum of six months. TriCare's officers serve at the pleasure of the Board of Directors.

     The Audit and Finance Committee (the "Audit Committee") of the Board of Directors, comprised of Messrs. Lucas and Huff, reviews TriCare's audit procedures and reports from TriCare's independent public accountants. The Stock Option and Compensation Committee (the "Compensation Committee"), comprised of Messrs. Huff and Thoele acts as administrator of TriCare's stock option plans and makes recommendations concerning the establishment of additional employee benefit plans and compensation for the TriCare's executive officers. The Audit and Finance Committee did not meet in the seven months ended December 31, 1994. The Compensation Committee held four meetings in the seven months ended December 31, 1994.

     TriCare has no standing nominating committee. The Board of Directors held nine meetings in the seven months ended December 31, 1994. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any committee on which he served. No director or executive officer of TriCare is related to any other director or executive officer of TriCare.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 3, 1995, certain information with respect to all stockholders known to TriCare to beneficially own more than five percent of TriCare Common Stock, and information with respect to TriCare Common Stock beneficially owned by each director of TriCare, each nominee, the executive officers included in the Summary Compensation Table set forth under the caption "MANAGEMENT -- Executive Compensation" and all directors and executive officers of TriCare as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

                                                                    AMOUNT AND
                                                                    NATURE OF
                         NAME AND ADDRESS                           BENEFICIAL        PERCENT OF
                       OF BENEFICIAL OWNER                         OWNERSHIP(1)        CLASS(1)
-----------------------------------------------------------------  ------------       ----------
Garces Group Limited Partnership.................................    1,228,500(2)         7.0%
Robert Garces....................................................    1,287,000(2)         7.3
Gerdes Huff Investments..........................................    3,500,001(3)        19.9
Donald L. Lucas..................................................      571,087(4)         3.2
Larry G. Gerdes..................................................    4,479,642(5)        24.9
Richard L. Klein.................................................       59,300(6)           *
Stephen F. Bullock...............................................      195,212(7)         1.1
George C. Caldwell...............................................       50,989              *
Walter S. Huff, Jr. .............................................    4,217,839(8)        24.0
Charles E. Thoele................................................       10,000(9)           *
All Directors and Officers as a group (10 persons)...............    6,339,946(10)       34.5

---------------

   * Represents less than 1%.
 (1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.
 (2) Includes 1,228,500 shares owned of record of Garces Group Limited Partnership, of which Robert Garces is the general partner and has sole dispositive power with respect to all such shares.
 (3) Such shares are owned of record by Gerdes Huff Investments, a general partnership the sole general partners of which are Messrs. Gerdes and Huff. As a result, each of Messrs. Gerdes and Huff is deemed the beneficial owner of all of such shares.
 (4) Includes 466,606 shares with respect to which Mr. Donald L. Lucas is trustee of the Donald L. Lucas and Lygia S. Lucas Trust dated December 3, 1984, 45,000 shares with respect to which Mr. Lucas is Successor Trustee of the Donald L. Lucas Profit Sharing Trust, 21,481 shares held by the Donald
     L. Lucas Remuneration Account dated July 7, 1993, and 38,000 shares which Mr. Lucas has the right to acquire pursuant to presently exercisable stock options.
 (5) Includes 3,500,001 shares held by Gerdes Huff Investments, a general partnership of which Mr. Gerdes is a general partner, 93,600 shares held by Mr. Gerdes' spouse and 93,950 shares held by Mr. Gerdes as custodian for his minor children and 432,667 shares purchasable pursuant to presently exercisable stock options.
 (6) Includes 12,500 shares purchasable pursuant to presently exercisable options.
 (7) Includes 185,212 shares held jointly with Mr. Bullock's spouse and 10,000 shares which Mr. Bullock has the right to acquire pursuant to presently exercisable stock options.
 (8) Includes 3,500,001 shares held by Gerdes Huff Investments, a general partnership of which Mr. Huff is a general partner, 62,650 shares held by Laumar Corporation which is wholly owned by Mr. Huff, 10,000 shares purchasable pursuant to presently exercisable options and 56,300 shares held by the Larry G. Gerdes Trust of which Mr. Huff is the trustee.
 (9) Includes 10,000 shares purchasable pursuant to presently exercisable stock options.
(10) Includes 548,167 shares purchasable pursuant to presently exercisable stock options and shares held by all current directors and officers.

                             EXECUTIVE COMPENSATION

     Cash Compensation. The following table sets forth certain information as to the Chief Executive Officer, and the other persons who served as executive officers of TriCare during the seven month period ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                        ANNUAL         COMPENSATION
                                                                     COMPENSATION       SECURITIES
                                                        PERIOD    ------------------    UNDERLYING
                 PRINCIPAL POSITION                    ENDED(1)   SALARY $   BONUS $   OPTIONS/SAR'S
-----------------------------------------------------  --------   --------   -------   -------------
Larry G. Gerdes(2)...................................  12/31/94    116,700                750,000
  President and Chief Executive Officer                 5/31/94    200,000
                                                        5/31/93      3,100
                                                        5/31/92         --
Stephen F. Bullock(3)................................  12/31/94     56,000   54,000        45,000
  Chief Operating Officer                               5/31/94    170,000
                                                        5/31/93    170,000
                                                        5/31/92    170,000
Richard L. Klein(4)..................................  12/31/94     61,250   15,000        50,000
  Executive Vice-President, Chief Financial Officer,    5/31/94     89,000
  Treasurer & Secretary                                 5/31/93         --
                                                        5/31/92         --
Julian L. Cohen(5)...................................  12/31/94     39,600                100,000
  Chief Operating Officer                               5/31/94         --
                                                        5/31/93         --
                                                        5/31/92         --

---------------

(1) Information relates to the fiscal years ended May 31, 1992, 1993 and 1994 and the seven months ended December 31, 1994.
(2) Mr. Gerdes served as a non-officer director from June 1985 until he became President and Chief Executive Officer May 26, 1993. Mr. Gerdes's annualized compensation (excluding bonus) for the period ended December 31, 1994 was $200,000.
(3) Mr. Bullock served as TriCare's President and Chief Executive Officer from May 1985 until May 26, 1993 and served as Chief Operating Officer from May 1993 until his resignation in September 1994. Excludes severance payments received commencing in October 1994. See "Executive Officer Compensation Agreement" below.
(4) Mr. Klein joined TriCare on July 12, 1993. Mr. Klein's annualized compensation (excluding bonus) for the periods ended May 31, 1994 and December 31, 1994 was $100,000 and $105,000 respectively.
(5) Mr. Cohen joined TriCare on October 15, 1994. Mr. Cohen's annualized compensation (excluding bonus) for the period ended December 31, 1994 was $190,000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding individual grants of options for TriCare Common Stock during the seven months ended December 31, 1994 to each of the executive officers named in the Summary Compensation Table above. All such grants were made pursuant to the TriCare, Inc. 1992 Stock Option Plan, as amended (the "1992 Stock Option Plan"). In accordance with the rules of the Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of TriCare Common Stock and overall market condition. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                                                                               POTENTIAL
                                                                                              REALIZABLE
                                                                                                GAIN AT
                                                                                            ASSUMED ANNUAL
                                                                                                 RATES
                                                 % OF TOTAL                                 OF STOCK PRICE
                                  NUMBER OF     OPTIONS/SAR'S                                APPRECIATION
                                 SECURITIES      GRANTED TO                                   FOR OPTION
                                 UNDERLYING       EMPLOYEES     EXERCISE OR                     TERM(4)
                                OPTIONS/SAR'S     IN FISCAL     BASE PRICE    EXPIRATION   -----------------
             NAME               GRANTED(#)(1)      YEAR(3)       ($/SHARE)       DATE        5%        10%
------------------------------  -------------   -------------   -----------   ----------   -------   -------
Julian L. Cohen(2)............     100,000            60%          1.875        11/09/04   118,000   299,000

---------------

(1) Stock options are granted with an exercise price equal to the fair market value of the TriCare Common Stock on date of grant.
(2) Mr. Cohen was granted options on November 9, 1994 which vest annually in equal increments over the following four years.
(3) TriCare granted options to purchase 166,000 shares to employees in the seven months ended December 31, 1994 of which 3,000 were regranted options exchanged for cancellation of previously granted options (none of which repriced options was granted to an executive officer).
(4) The 5% and 10% assumed rates of annual compound stock appreciation are mandated by rules of the Commission and do not represent TriCare's estimate or projection of future prices for TriCare Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information concerning the unexercised stock options of the executive officers named in the Summary Compensation Table above. None of the named individuals exercised any options during the seven months ended December 31, 1994.

                                                              NUMBER              VALUE OF UNEXERCISED(1)
                                                           OF SECURITIES           IN-THE-MONEY OPTIONS
                                                      UNDERLYING UNEXERCISED           AT FY-END($)
                                                       OPTIONS AT FY-END(#)        IN-THE-MONEY OPTIONS
                       NAME                          EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
---------------------------------------------------  -------------------------   -------------------------
Larry G. Gerdes(2).................................       416,667/333,333                 --/--(3)
Stephen F. Bullock(2)..............................            --/--                      --/--
Richard L. Klein...................................        12,500/ 37,500                 --/--(3)
Julian L. Cohen....................................            --/100,000                 --/--(3)

---------------

(1) Computed based upon the difference between the price of the TriCare Common Stock at December 31, 1994, which was $1.6875 and the aggregate exercise price of the options.
(2) Excluded from the above table are options to purchase 16,000 shares Mr. Gerdes received as a non-officer director under the 1992 Stock Option Plan which have an exercise price of $3.75 and 10,000 shares and 6,000 shares Mr. Bullock received as a non-officer director under the 1992 Stock Option Plan which has an exercise price of $2.625 and $1.875 respectively.
(3) None of these options were In-The-Money.

     Change In Control Arrangements. TriCare has one compensatory arrangement with Mr. Gerdes which will result from a "Change in Control" of TriCare. Under the terms of Mr. Gerdes' stock option agreement ("Option Agreement"), in the event there is a Change of Control, Mr. Gerdes shall have the immediate right to exercise the option with respect to all shares granted pursuant thereto at any time whether or not then exercisable. See "Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values." A "Change of Control" shall have occurred (i) if any person acquires 30% or more of the outstanding TriCare Common Stock and at any time thereafter, Mr. Gerdes' employment as President and Chief Executive Officer is involuntarily terminated (a "Termination") or (ii) if during any period of two consecutive years, individuals who at the beginning of such period constitute the directors of TriCare cease for any reason to constitute at least a majority thereof and at any time thereafter a Termination occurs; provided, however, that for such purposes each director who is first elected, or first nominated for election by TriCare's stockholders, by a vote of at least two-thirds of the directors of TriCare (or a committee thereof) then still in office who were directors of TriCare at the beginning of any such period will be deemed to have been a director of TriCare at the beginning of such period.

     Executive Officer Compensation Arrangement. The Committee developed a severance plan for Mr. Bullock, former Chief Operating Officer of TriCare, due to his resignation concurrently with the sale of one of TriCare's operating subsidiaries. Mr. Bullock's compensation was adjusted to $200,000 from $170,000 annually, under the terms of the severance arrangement. The Committee determined that Mr. Bullock should receive his base compensation for twelve months following the sale of TriCare's subsidiary or until he secures further employment, whichever occurs first. During this transition period, Mr. Bullock will function in a consulting role to the Company and may be paid additional financial consideration dependent upon his continued services rendered to TriCare.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the seven months ended December 31, 1994, the members of the Stock Option and Compensation Committee (the "Committee") included Messrs. Huff and Thoele, neither of whom is or has served as an officer or employee of TriCare.

     Mr. Gerdes, President, Chief Executive Officer and a director of TriCare also served as Chief Executive Officer and Chairman of Transcend Services, Inc. ("Transcend") which was acquired by the Company in a merger effective January 10, 1995 (the "Merger"). Mr. Huff was also a director of Transcend. Messrs. Gerdes and Huff, together with Gerdes Huff Investments, a partnership in which they are partners, were principal stockholders of Transcend.

     During the seven months ended December 31, 1994, TriCare sublet office space from Transcend for approximately $5,000. Also, during the seven months ended December 31, 1994, TriCare utilized the secretarial and administrative services of Transcend staff and paid Transcend approximately $21,000 for such services. Transcend has utilized the services of TriCare's financial and management staff and paid TriCare approximately $117,000 for such services.

               REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE

COMPENSATION COMMITTEE PHILOSOPHY

     The Committee establishes the general compensation policy for all executives of TriCare. The Committee administers the incentive plans, including the 1992 Stock Option Plan, and the bonus program for executive officers. The Committee believes TriCare must pay competitively to attract and retain qualified executives. The Committee also believes that the Chief Executive Officer ("CEO") and TriCare's other executive officers should be significantly influenced by TriCare's as well as individual performance. In accordance with such philosophy, a portion of the executives' compensation is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. Stock options are granted to increase retention of the executives and link their long-term compensation to TriCare's long-term corporate performance thereby aligning their interests with those of TriCare's stockholders.

CASH COMPENSATION

     The Committee establishes base salary levels and potential bonuses at or near the beginning of each fiscal year. The Committee did not establish a bonus nor increase the base compensation of Mr. Gerdes at the beginning of the seven month period ended December 31, 1994 inasmuch as TriCare was continuing to reposition its business and the Committee did not believe it could establish meaningful performance criteria since it was in the midst of a merger, an acquisition and a divestiture of one of the Company's subsidiaries. Subsequent to this period, the Committee determined not to pay Mr. Gerdes a bonus for the seven month period ended December 31, 1994.

     The other executive officers of TriCare during the seven month period ended December 31, 1994 were Mr. Bullock, Chief Operating Officer (until September 1994, the date of his resignation, which occurred in conjunction with the sale of a subsidiary), Mr. Klein, Chief Financial Officer, and Mr. Cohen, Chief Operating Officer (effective October, 1994). See "Executive Officer Compensation Arrangement" above for further information. Mr. Klein's base compensation was increased from $100,000 to $105,000 due to the Committee's subjective evaluation of his contributions in connection with the restructuring of TriCare's business. Mr. Cohen's base compensation for the seven months ended December 31, 1994 was determined by negotiation with Mr. Gerdes and approved by the Committee. The Committee determined not to pay the other executive officers a bonus for the seven month period ended December 31, 1994 based on the Company's performance.

STOCK BASED COMPENSATION

     Mr. Cohen joined the Company in October 1994 and the Company awarded him stock options as part of his compensation package. The number of options granted was initially determined by negotiation with Mr. Gerdes and was approved by the Committee and reflected the Committee's consideration of TriCare's recent difficulties. The options were granted at fair market value. The Committee made no other awards to existing officers during the seven months ended December 31, 1994.

                     TRICARE COMMON STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on TriCare Common Stock from January 26, 1990 (the date of TriCare's initial public offering) to December 31, 1994 with the cumulative return on the NASDAQ Composite Index and the NASDAQ Health Services Index over the same period (assuming investment of $100 in TriCare Common Stock and each of the other Indexes on January 26, 1990, and reinvestment of all dividends).

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

  Prepared by the Center for Research in Security Prices

                                                                 Nasdaq Health
      Measurement Period                         Nasdaq Stock      Services
    (Fiscal Year Covered)        TRICARE, INC.      Market          Stocks
05/31/90                                $135.8          $110.4          $120.2
05/31/91                                $198.1          $125.4          $219.5
05/29/92                                $220.8          $147.2          $258.0
05/28/93                                $ 43.9          $177.0          $281.0
05/31/94                                $ 62.3          $185.2          $340.5
12/30/94                                $ 38.2          $191.0          $366.2

NOTES:

A.   The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.   The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.   If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to 100.0 on January 26, 1990.

                              CERTAIN TRANSACTIONS

     During the seven months ended December 31, 1994, TriCare engaged in transactions with Transcend as described below. Messrs. Gerdes and Huff, directors of TriCare, are directors and (together with GHI) are principal stockholders of Transcend. Mr. Lucas, Chairman of TriCare, and Mr. Klein, Chief Financial Officer of TriCare, were stockholders of Transcend. Mr. Caldwell, a nominee for director serves on Transcend's advisory board.

     During the seven months ended December 31, 1994, TriCare sublet office space from Transcend for approximately $5,000. Also, during the seven months ended December 31, 1994, TriCare utilized the secretarial and administrative services of Transcend staff and paid Transcend approximately $21,000 for such services. Transcend has utilized the services of TriCare's financial and management staff and paid TriCare approximately $117,000 for such services.

     Transcend is the sublessor of office space it previously occupied. The sublessee of the office space is Morgan Health Group, of which Mr. Robert Garces is a director. Mr. Garces is a beneficial owner of more than 5% of the Company's Common Stock. The payments to the original lessor from Transcend are $67,000 for 1995. Transcend expects future lease income under the sublease of $67,000 for 1995. During 1994, Transcend paid the original lessor $76,000 and received income under the sublease of $59,000. As a result, a loss occurred on the sublease arrangement of $17,000, which was recognized by Transcend in 1993.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the TriCare Board has appointed Arthur Andersen LLP as independent public accountants for TriCare for the fiscal year ending December 31, 1995. The TriCare Board recommends that such appointment be ratified.

     Representatives of Arthur Andersen LLP will be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

     In December 1993, Transcend engaged Arthur Andersen LLP to replace Miller Ray Healey & Houser as its independent public accountants, which change was approved by Transcend's Board of Directors. Miller Ray Healey & Houser's report on Transcend's financial statements for the fiscal year ended December 31, 1992 was unqualified. For the fiscal year ended December 31, 1992 and for the period from January 1, 1993 until the date of the engagement of Arthur Andersen LLP, Transcend had no disagreements with Miller Ray Healey & Houser with respect to accounting principles and practices, financial statement disclosure, or auditing scope or procedure. In connection with the change in auditors, Transcend did not consult with Arthur Andersen LLP regarding any specific accounting principles and practices.

     THE TRICARE BOARD RECOMMENDS A VOTE "FOR" APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR TRICARE.

                           PROPOSALS BY STOCKHOLDERS

     Proposals by stockholders intended to be presented at the 1996 TriCare annual meeting must be forwarded in writing and received at the principal executive office of TriCare no later than December 16, 1995, directed to the attention of the Secretary, for consideration for inclusion in the TriCare's proxy statement for the annual meeting of stockholders to be held in 1996. Any such proposals must comply in all respects with the rules and regulations of the Commission.

                                 OTHER MATTERS

     The TriCare Board is not aware of any matter to be presented for action at the Annual Meeting other than the approval and adoption of the election of directors and the ratification of auditors. If any other matter comes before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

                                                                      APPENDIX A

           PROXY SOLICITED BY THE BOARD OF DIRECTORS OF TRICARE, INC.
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 1995

1.   To elect five Directors:
     / / FOR all nominees listed below      / /WITHHOLD AUTHORITY
       (except as instructed below)           to vote for all nominees listed below

   George C. Caldwell, Larry G. Gerdes, Walter S. Huff, Jr., Donald L. Lucas,
                               Charles E. Thoele.

  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name here:

--------------------------------------------------------------------------------

2.   To ratify the appointment of Arthur Andersen LLP as independent public accountants.

              / / FOR            / / AGAINST            / / ABSTAIN

The shares represented by this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                     (Continued on reverse side)

(Continued from reverse side)

The undersigned hereby appoints Larry G. Gerdes and David Murphy, or either of them, with full power of substitution as proxyholders to represent and to vote, as designated on the reverse hereof, the common stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 10, 1995 and any adjournment thereof.

                                                 ------------------------------
                                                 Signature of Stockholder

                                                 ------------------------------
                                                 Signature of Stockholder

                                                 Dated:                    199
                                                 --------------------------,  -

                                                 IMPORTANT: Sign exactly as your
                                                 name appears above. Give full
                                                 title of executor,
                                                 administrator, trustee,
                                                 guardian, etc. Joint owners
                                                 should each sign personally.